Exhibit 24.1

Power of Attorney

Each person whose signature appears below hereby constitutes and appoints Edward F. Lonergan, Joseph F. Smorada and Clive A. Newman, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of and substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign JohnsonDiversey, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 30, 2005, and any and all amendments thereto, and to file the same, with all exhibits and schedules thereto, and other documents therewith, with the Securities and Exchange Commission, and hereby grants unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or desirable to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same document.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 21st day of March, 2006.

/s/ Edward F. Lonergan	/s/ Joseph F. Smorada
Edward F. Lonergan	Joseph F. Smorada
Chief Executive Officer, President and Director	Executive Vice President and Chief Financial Officer

/s/ Clive A. Newman	/s/ S. Curtis Johnson III
Clive A. Newman	S. Curtis Johnson III
Vice President and Corporate Controller	Director and Chairman

/s/ Todd C. Brown	/s/ Irene M. Esteves
Todd C. Brown	Irene M. Esteves
Director	Director

/s/ Robert M. Howe	/s/ Helen Johnson-Leipold
Robert M. Howe	Helen Johnson-Leipold
Director	Director

/s/ Clifton D. Louis	/s/ Neal R. Nottleson
Clifton D. Louis	Neal R. Nottleson
Director	Director

/s/ Reto Wittwer
Reto Wittwer
Director